As filed with the Securities and Exchange Commission on July 7, 2000
                                                    Registration No. ___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          FIRST CONSULTING GROUP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    95-3539020
     (State of Incorporation)               (I.R.S. Employer Identification No.)

                               111 W. OCEAN BLVD.
                          LONG BEACH, CALIFORNIA 90802
                    (Address of principal executive offices)

                     1997 EQUITY INCENTIVE PLAN, AS AMENDED
                       2000 ASSOCIATE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                ROBERT R. HOLMEN
                        VICE PRESIDENT & GENERAL COUNSEL
                          FIRST CONSULTING GROUP, INC.
                               111 W. OCEAN BLVD.
                          LONG BEACH, CALIFORNIA 90802
                                 (562) 624-5200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


---------------------------- ---------------- ------------------------ ------------------------- --------------------
                                                 Proposed Maximum          Proposed Maximum
 Title of Securities to be    Amount to be      Offering Price Per        Aggregate Offering          Amount of
        Registered           Registered (1)          Share (2)                Price (2)           Registration Fee
---------------------------- ---------------- ------------------------ ------------------------- --------------------
Common Stock, par value      1,500,000        $6.44                    $9,660,000.00             $2,550.24
$.001 per share
---------------------------- ---------------- ------------------------ ------------------------- --------------------



(1) Includes 1,000,000 shares issuable under the 1997 Equity Incentive Plan, as amended (the "1997 Plan"), and 500,000 shares reserved for issuance under the 2000 Associate Stock Purchase Plan (the "ASPP"). Excludes 3,500,000 shares issuable under the 1997 Plan, which shares previously were registered with the Securities and Exchange Commission on Form S-8.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1). The price per share and aggregate offering price are based upon the average of the high and low trading prices of registrant's Common Stock of $6.44 as reported on the Nasdaq National Market on July 5, 2000 for 1,000,000 shares available for issuance under the 1997 Plan and 500,000 shares available for issuance under the ASPP.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is being filed for the purpose of registering: (i) 1,000,000 shares of the Registrant's Common Stock to be issued pursuant to Registrant's 1997 Equity Incentive Plan, as amended, and (ii) 500,000 shares of the Registrant's Common Stock reserved for issuance under Registrant's 2000 Associate Stock Purchase Plan.


                                  Page 1 of 9
                        Exhibit Index appears on Page 6

           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by First Consulting Group, Inc., a Delaware corporation ("FCG"), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) FCG's Registration Statement on Form S-8, filed June 4, 1998;

         (b) FCG's Registration Statement on Form S-8, filed March 29, 2000;

         (c) FCG's Annual Report on Form 10-K for the year ended December 31, 1999;

         (d) FCG's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

         (e) The description of FCG's Common Stock contained in FCG's Registration Statement on Form 8-A, filed January 22, 1998 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by FCG pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Robert R. Holmen, who has passed on certain legal matters with respect to the validity of the shares offered hereby, is Vice President, General Counsel and Secretary of FCG. Mr. Holmen is eligible for benefits under the 1997 Plan and the ASPP. Mr. Holmen is the beneficial owner of 22,519 shares of FCG common stock, including 4,010 shares subject to stock options under the 1997 Plan exercisable within 60 days of June 30, 2000.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law, FCG has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         FCG's Bylaws provide that FCG will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. FCG is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person it is required or permitted to indemnify. Pursuant to this provision, FCG has entered into indemnification agreements with each of its directors and executive officers. FCG has obtained officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act. In addition, FCG's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, FCG's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to FCG and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Under current Delaware law, a directors' liability to FCG or its stockholders may not be limited with respect to any breach of the director's duty of loyalty to FCG or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper distribution to stockholders and loans to directors and officers. This provision also does not effect a director's responsibilities under any other laws such as the federal securities laws or state or federal environmental laws.

         FCG has entered into agreements with its directors and officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or executive officer of FCG or any of its affiliated enterprises. No indemnity will be provided, however, to any director or executive officer on account of conduct that is knowingly fraudulent or deliberately dishonest or constitutes willful misconduct. No indemnification will be available if such indemnification is unlawful, or in respect of any accounting of profits made from the purchase or sale of securities of FCG in violation of Section 16(b) of the Exchange Act. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

4.1 *             Certificate of Incorporation
4.2 *             Bylaws
4.3 *             Specimen Stock Certificate
5.1               Opinion of Robert R. Holmen, General Counsel
23.1              Consent of Grant Thorton LLP, Independent Accountants
23.2              Consent of KPMG LLP, Independent Accountants
23.3              Consent of Robert R. Holmen (included in Exhibit 5.1 hereto)
24.1              Power of Attorney (included on signature pages)
99.1 *            FCG's 1997 Equity Incentive Plan (the "1997 Plan")
99.2 *            Form of Incentive Stock Option under the 1997 Plan
99.3 *            Form of Non-Qualified Stock Option under the 1997 Plan
99.4 **           FCG's 2000 Associate Stock Purchase Plan
99.5 **           FCG's 2000 Associate Stock Purchase Plan Offering, adopted
                  October 26, 1999


* Documents incorporated by reference from FCG's Registration Statement on Form S-1, as amended (File No. 333-41121), declared effective February 12, 1998.

** Documents incorporated by reference from FCG's Annual Report on Form 10-K for the year ended December 31, 1999.

ITEM 9.  UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) o the Exchange Act that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, First Consulting Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on June 19, 2000.

                                 FIRST CONSULTING GROUP, INC.

                                 /s/ Luther J. Nussbaum
                                 -----------------------------------------------
                                 Luther J. Nussbaum
                                 Chief Executive Officer & Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LUTHER J. NUSSAUM and ROBERT R. HOLMEN, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                                       DATE

/s/ Luther J. Nussbaum                      Chief Executive Officer                     June 19, 2000
------------------------------------        and Chairman of the Board
Luther J. Nussbaum

/s/ Walter J. McBride                       Executive Vice President and                June 19, 2000
------------------------------------        Chief Financial Officer
Walter J. McBride

/s/ Steven Heck                             Director                                    June 19, 2000
------------------------------------
Steven Heck

/s/ Steven Lazarus                          Director                                    June 19, 2000
------------------------------------
Steven Lazarus

                                            Director                                    June 19, 2000
------------------------------------
David S. Lipson

/s/ Stanley R. Nelson                       Director                                    June 19, 2000
------------------------------------
Stanley R. Nelson

                                            Director                                    June 19, 2000
------------------------------------
Stephen E. Olson

/s/ Scott S. Parker                         Director                                    June 19, 2000
------------------------------------
Scott S. Parker

/s/ Fatima Reep                             Director                                    June 19, 2000
------------------------------------
Fatima Reep

/s/ Jack O. Vance                           Director                                    June 19, 2000
------------------------------------
Jack O. Vance


EXHIBIT INDEX


EXHIBIT                                                                                         SEQUENTIAL
NUMBER        DESCRIPTION                                                                         PAGE NO.
------        -----------                                                                         --------

5.1           Opinion of Robert R. Holmen, General Counsel                                               7
23.1          Consent of Grant Thorton LLP, Independent Accountants                                      8
23.2          Consent of KPMG LLP, Independent Accountants                                               9
23.3          Consent of Robert R. Holmen (included in Exhibit 5.1)                                      7
24.1          Power of Attorney (included on signature pages)                                            5



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